Exhibit 1.1

Execution Version

Mercedes-Benz Auto Lease Trust 2019-A
$1,317,110,000

Asset Backed Notes
Daimler Trust Leasing LLC
(Depositor)
Underwriting Agreement

January 23, 2019

SMBC Nikko Securities America, Inc.
as Representative of the several Underwriters
named in Schedule I hereto
277 Park Avenue
New York, New York 10172

Merrill Lynch, Pierce, Fenner & Smith Incorporated
as Representative of the several Underwriters
named in Schedule I hereto
One Bryant Park, 11th Floor
New York, New York 10036

TD Securities (USA) LLC
as Representative of the several Underwriters
named in Schedule I hereto
31 West 52nd Street, 2nd Floor
New York, New York 10019

Ladies and Gentlemen:

1.          Introductory.  Daimler Trust Leasing LLC, a Delaware limited liability company (the "Depositor"), proposes to cause Mercedes-Benz Auto Lease Trust 2019-A (the "Issuing Entity") to issue $265,000,000 principal amount of Class A-1 2.74339% Asset Backed Notes (the "Class A-1 Notes"), $479,000,000 principal amount of Class A-2 3.01% Asset Backed Notes (the "Class A-2 Notes"), $479,000,000 principal amount of Class A-3 3.10% Asset Backed Notes (the "Class A-3 Notes") and $94,110,000 principal amount of Class A-4 3.25% Asset Backed Notes (the "Class A-4 Notes" and, together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the "Notes") and to sell a portion of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes in the respective amounts listed on Schedule I hereto (the "Underwritten Notes") to the several underwriters named in Schedule I hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives").

The Notes will be issued pursuant to an Indenture (as amended and supplemented from time to time, the "Indenture"), dated as of January 1, 2019, between the Issuing Entity and U.S. Bank National Association, as indenture trustee (in such capacity, the "Indenture Trustee").  The assets of the Issuing Entity will include, among other things, the 2019-A Exchange Note (as defined below) backed by a pool of new Mercedes-Benz passenger car and sport utility vehicle leases and the related leased vehicles.

Simultaneously with the issuance and sale of the Underwritten Notes as contemplated herein, pursuant to an Amended and Restated Trust Agreement (as amended and supplemented from time to time, the "Trust Agreement"), dated January 1, 2019, between the Depositor and Wilmington Trust, National Association, as owner trustee (in such capacity, the "Owner Trustee"), the Issuing Entity will issue asset backed certificates (the "Certificates"), each such Certificate representing a fractional undivided beneficial interest in the Issuing Entity, to the Depositor.

Daimler Trust, the titling trust (the "Titling Trust") is governed by the Second Amended and Restated Trust Agreement (as amended and supplemented from time to time, the "Titling Trust Agreement"), dated as of April 1, 2008, among Mercedes-Benz Financial Services USA LLC (f/k/a DCFS USA LLC) ("MBFS USA"), as titling trust administrator, Daimler Trust Holdings LLC, as initial beneficiary (the "Initial Beneficiary") and BNY Mellon Trust of Delaware ((f/k/a BNYM (Delaware) (f/k/a The Bank of New York (Delaware)), as trustee (the "Titling Trustee").  On January 30, 2019 (the "2019-A Closing Date"), the Titling Trust, as borrower (the "Borrower") shall, pursuant to (i) that certain Amended and Restated Collateral Agency Agreement (as amended and supplemented from time to time, the "Basic Collateral Agency Agreement"), dated as of March 1, 2009, among the Borrower, MBFS USA, as lender (in such capacity, the "Lender") and as servicer (in such capacity, the "Servicer"), U.S. Bank Trust National Association, as administrative agent (the "Administrative Agent") and Daimler Title Co., as collateral agent (the "Collateral Agent") and (ii) a 2019-A Exchange Note Supplement (as amended and supplemented from time to time, the "Exchange Note Supplement"), dated as of January 1, 2019, among the Borrower, the Administrative Agent, the Collateral Agent, the Lender, the Servicer and the Indenture Trustee, issue a 2019-A Exchange Note (the "2019-A Exchange Note") to the Lender evidencing the Borrower’s payment obligations in respect of certain advances made by the Lender to the Borrower.  Amounts due on the 2019-A Exchange Note shall be paid from collections on the Titling Trust Assets allocated to the 2019-A Reference Pool as of the close of business on November 30, 2018 (the "2019-A Cutoff Date").  The Lender will sell the 2019-A Exchange Note to the Depositor pursuant to a First-Tier Sale Agreement (as amended and supplemented from time to time, the "First-Tier Sale Agreement"), dated as of January 1, 2019, between the Lender and the Depositor, and the Depositor will sell the 2019-A Exchange Note to the Issuing Entity pursuant to a Second-Tier Sale Agreement (as amended and supplemented from time to time, the "Second-Tier Sale Agreement"), dated as of January 1, 2019, between the Depositor and the Issuing Entity.  MBFS USA will continue to service the Titling Trust Assets allocated to the 2019-A Reference Pool pursuant to a 2019-A Servicing Supplement (as amended and supplemented from time to time, the "2019-A Servicing Supplement"), dated as of January 1, 2019, among the Servicer, the Lender, the Borrower and the Collateral Agent, which supplements that certain Amended and Restated Servicing Agreement (as amended and supplemented from time to time, the "Basic Servicing Agreement"), dated as of March 1, 2009, among the Lender, the Servicer, the Borrower and the Collateral Agent.  The asset representations review will be performed by the Asset Representations Reviewer (as defined below) under an Asset Representations Review Agreement (the "Asset Representations Review Agreement") dated as of January 1, 2019 among Clayton Fixed Income Services LLC, a Delaware limited liability company, as asset representations reviewer (the "Asset Representations Reviewer"), the Issuing Entity and MBFS USA, as Administrator and Servicer.  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in Appendix 1 to the Exchange Note Supplement or, if not defined therein, in Appendix A to the Basic Collateral Agency Agreement.

2.        Representations and Warranties of the Depositor and MBFS USA.  Each of the Depositor and MBFS USA, with respect to itself only (except that any representation or warranty relating to the Issuing Entity is made by the Depositor on its behalf and any representation or warranty relating to the Initial Beneficiary or the Titling Trust is made by MBFS USA on its behalf), and not with respect to the other, represents and warrants to and agrees with each Underwriter, on and as of the date hereof and the 2019-A Closing Date that:

(a)        The Depositor has filed with the Securities and Exchange Commission (the "Commission") a registration statement (Registration Nos. 333-208533 and 333-208533-01) on Form SF-3 under the Securities Act of 1933, as amended (the "Securities Act"), including a form of prospectus, for registration under the Securities Act of the offering and sale of the Underwritten Notes.  Such registration statement is effective and no stop order suspending the effectiveness of the registration statement or any post-effective amendment thereto, if any, has been issued, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been initiated or threatened by the Commission.  Such registration statement, as amended as of the time it became effective (including without limitation each deemed effective date and time in accordance with Rule 430D under the Securities Act (the "Effective Time")), including all material incorporated by reference therein and all information deemed to be part thereof pursuant to Rule 430D under the Securities Act is hereinafter referred to as the "Registration Statement."  The conditions to the use of a registration statement on Form SF-3 under the Securities Act (including the Registrant Requirements under General Instruction I.A. to Form SF-3 and the Transaction Requirements under General Instruction I.B. to Form SF‑3) have been satisfied as of the date of this Underwriting Agreement, or will be satisfied as of the 2019-A Closing Date, as applicable.  The Depositor has paid the registration fee for the Notes in accordance with Rule 456 of the Securities Act.  The Depositor has filed with the Commission (i) pursuant to Rule 424(h) under the Securities Act a preliminary prospectus dated January 16, 2019 not later than the third business day before the Effective Date, relating to the sale of the Notes (including the static pool information required to be disclosed pursuant to Item 1105 of Regulation AB under the Securities Act, the "Preliminary Prospectus") and (ii) pursuant to Rule 433 under the Securities Act a free writing prospectus dated January 16, 2019 (the "Ratings Free Writing Prospectus").  The Depositor proposes to file with the Commission pursuant to Rule 424(b) under the Securities Act a final prospectus relating to the sale of the Underwritten Notes (including the static pool information required to be disclosed pursuant to Item 1105 of Regulation AB under the Securities Act, the "Prospectus").

For purposes of this Agreement, "Effective Date" means the date of the Effective Time.  "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.  The term "Contract of Sale" shall have the meaning given such term in Rule 159 of the Securities Act and all Commission guidance relating to Rule 159 of the Securities Act.  "Rule 424" refers to such rule under the Securities Act.  Any reference herein to the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to refer to and include the documents incorporated by reference therein which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the "Exchange Act"), on or before the Effective Date of the Registration Statement or the issue date of the Prospectus or the Preliminary Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of the Prospectus or the Preliminary Prospectus, as the case may be, and on or prior to the 2019-A Closing Date deemed to be incorporated therein by reference.

(b)        The Registration Statement, at the Effective Time, complied in all material respects with the applicable requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the respective rules and regulations of the Commission thereunder (the "Rules and Regulations").  The Prospectus when first filed with the Commission in accordance with Rule 424(b) will comply in all material respects with the applicable requirements of the Securities Act and the Trust Indenture Act and the Rules and Regulations.  The Registration Statement, at the Effective Time, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; the Preliminary Prospectus, the Ratings Free Writing Prospectus and the "free writing prospectus" described in Annex A (the "Pricing Free Writing Prospectus" and, together with the Preliminary Prospectus and the Ratings Free Writing Prospectus, the "Time of Sale Information"), each as of its date, and at 3:47 P.M., New York time, on January 23, 2019, which is the time when Contracts of Sale with respect to the Underwritten Notes were first made (the "Time of Sale"), taken together, did not, and at the 2019-A Closing Date will not, include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Prospectus at its date, at the date of any amendment or supplement thereto and on the 2019-A Closing Date will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither MBFS USA nor the Depositor makes any representation or warranty as to the information contained in or omitted from the Registration Statement, the Time of Sale Information or the Prospectus in reliance upon and in conformity with information furnished in writing to either MBFS USA or the Depositor by any Underwriter through the Representatives specifically for use in connection with preparation of the Registration Statement, the Time of Sale Information or the Prospectus (as furnished in Section 16) ("Underwriter Information").

(c)        Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus, (i) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, management, condition (financial or otherwise), stockholders’ equity, results of operations, regulatory status or business prospects of the Depositor or MBFS USA, the Titling Trust, the Initial Beneficiary or the Issuing Entity (the "Mercedes Parties"); and (ii) no Mercedes Party has entered into any transaction or agreement (whether or not in the ordinary course of business) that, in either case, could reasonably be expected to materially adversely affect the interests of the holders of the Notes, other than as set forth or contemplated in the Time of Sale Information and the Prospectus.

(d)        The computer tape of the leases and related leased vehicles allocated to the 2019-A Reference Pool created as of the close of business on November 30, 2018, and made available to SMBC Nikko Securities America, Inc. by the Servicer, was accurate as of the date thereof and includes all of the leases and related leased vehicles that will be allocated to the 2019-A Reference Pool that are described in Exhibit A to the 2019-A Servicing Supplement.

(e)        Each Mercedes Party is duly organized and is validly existing and is in good standing under the laws of its jurisdiction of organization and is qualified to transact business in and is in good standing under the laws of each state in which its activities as described in the Time of Sale Information and the Prospectus require such qualification, and has full power, authority and legal right to own its properties and conduct its business as such properties and such business are described in the Time of Sale Information and the Prospectus and to execute and deliver, and perform its obligations under, this Agreement and the 2019-A Basic Documents to which it is a party.

(f)         This Agreement has been duly authorized, executed and delivered by each of the Depositor and MBFS USA.

(g)        On the date of this Agreement and on the 2019-A Closing Date, the respective representations and warranties of each of the Mercedes Parties in each of the 2019-A Basic Documents to which it is a party will be true and correct in all material respects, except for representations and warranties which relate to a specific time, which shall be true and correct in all material respects as of such time.

(h)        The Borrower will have good and marketable title to the Titling Trust Assets allocated to the 2019-A Reference Pool, free and clear of all liens, security interests or encumbrances (except as permitted by the 2019-A Basic Documents) and will not have assigned to any Person any of its right, title or interest in any such Titling Trust Asset allocated to the 2019-A Reference Pool (except as permitted by the 2019-A Basic Documents).

(i)        The Borrower shall have duly authorized, executed and delivered the 2019-A Exchange Note to MBFS USA in accordance with the terms of the 2019-A Exchange Note Supplement and the Basic Collateral Agency Agreement and when the 2019-A Exchange Note shall have been so authorized, executed and delivered, it will constitute the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with the terms of the 2019-A Exchange Note Supplement and the Basic Collateral Agency Agreement and will be entitled to the benefits and security afforded by the 2019-A Exchange Note Supplement and the Basic Collateral Agency Agreement, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(j)         MBFS USA’s sale, transfer, assignment, set over and conveyance of the 2019-A Exchange Note to the Depositor pursuant to the First-Tier Sale Agreement on the 2019-A Closing Date will vest in the Depositor all of MBFS USA’s right, title and interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

(k)        The Depositor’s sale, transfer, assignment, set over and conveyance of the 2019-A Exchange Note to the Issuing Entity pursuant to the Second-Tier Sale Agreement on the 2019-A Closing Date will vest in the Issuing Entity all of the Depositor’s right, title and interest therein or a first priority perfected security interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

(l)        The Issuing Entity’s grant of a security interest in the 2019-A Exchange Note to the Indenture Trustee pursuant to the Indenture will vest in the Indenture Trustee, for the benefit of the Noteholders, a first priority perfected security interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

(m)       The Indenture has been duly qualified under the Trust Indenture Act.

(n)       The execution, delivery and performance by each of the Mercedes Parties of each of the 2019-A Basic Documents to which it is a party have been duly authorized and each of such 2019-A Basic Documents, when duly executed and delivered by the parties thereto, will constitute a legal, valid and binding obligation of such Mercedes Party, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(o)        When the Notes have been duly executed and delivered by the Owner Trustee on behalf of the Issuing Entity, authenticated by the Indenture Trustee in accordance with the Indenture and delivered and paid for pursuant to this Agreement, the Notes will be duly issued, will constitute legal, valid and binding obligations of the Issuing Entity enforceable against the Issuing Entity in accordance with their terms and will be entitled to the benefits and security afforded by the Indenture, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(p)        The execution, delivery and performance of this Agreement by each of MBFS USA and the Depositor and the 2019-A Basic Documents by the applicable Mercedes Parties and the consummation by the applicable party of the transactions contemplated hereby and thereby shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time) a default under, the limited liability company agreement, bylaws or trust agreement, as applicable, of such party, or any indenture, agreement or other instrument to which such party is a party or by which it is bound, result in the creation of any lien upon any material property or assets of the Mercedes Parties (other than pursuant to the 2019-A Basic Documents) or violate any law, order, rule or regulation applicable to such party of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over such party or any of its properties; and, except for the registration of the Notes under the Securities Act, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Underwritten Notes by the Underwriters, no permit, consent, approval of, or declaration to or filing with, any governmental authority is required to be obtained by such party in connection with its execution, delivery and performance of this Agreement, as applicable, or its consummation of the transactions contemplated hereby (other than the filing of UCC financing statements).

(q)       Each of the Mercedes Parties possesses all consents, licenses, certificates, authorizations and permits issued by the appropriate foreign, federal, state or local regulatory authorities necessary for the ownership of its respective property or the conduct of its respective business (including for the ownership or servicing, as applicable, of the Titling Trust Assets allocated to the 2019-A Reference Pool), and none of the Mercedes Parties has received any notice of proceedings relating to the revocation or modification of any such consent, license, certificate, authorization or permit.

(r)        There are no proceedings or investigations pending or, to any Mercedes Party’s knowledge, no proceeding or investigations threatened, against such party before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over such party or its properties (i) asserting the invalidity of the 2019-A Exchange Note, this Agreement or any of the Notes, (ii) seeking to prevent the issuance of any of the Notes or the consummation of any of the transactions contemplated by this Agreement, (iii) that may adversely affect the federal or state income, excise, franchise or similar tax attributes of the Notes, (iv) seeking any determination or ruling that might materially and adversely affect the performance by such party of its obligations under, or the validity or enforceability of, the Notes, the 2019-A Exchange Note or this Agreement or (v) that could reasonably be expected to have a material adverse effect on or constitute a material adverse change in, or constitute a development involving a prospective material adverse effect on or change in, the condition (financial or otherwise), earnings, properties, business affairs or business prospects or results of operations of such Mercedes Party.

(s)        None of the Mercedes Parties (i) is in violation of its organizational documents, (ii) is in default, in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in such party’s due performance or observance of any term, covenant or condition contained in any indenture, agreement, mortgage, deed of trust or other instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) is in violation in any respect of any law, order, rule or regulation applicable to such Mercedes Party or any of its property of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or any of its property, except any such violation that could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of such Mercedes Party.

(t)         The 2019-A Basic Documents conform in all material respects with the descriptions thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(u)        Neither the Issuing Entity nor the Depositor is, and after giving effect to the sale of the Underwritten Notes and the use of proceeds thereof is, or will be required to register as an "investment company" or under the "control" of an "investment company" within the meaning thereof as defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").  In determining that the Issuing Entity is not required to be registered as an investment company, the Issuing Entity is relying on the exemption from the definition of "investment company" set forth in Rule 3a-7 under the Investment Company Act, although other exclusions or exemptions may also be available to the Issuing Entity.  The Issuing Entity is not, and as of the 2019-A Closing Date will not be, a "covered fund" for purposes of the Volcker Rule under the Dodd-Frank Wall Street Reform and Consumer Protection Act.

(v)        None of the Issuing Entity, the Depositor or MBFS USA has received an order from the Commission, any state securities commission or any foreign government or agency thereof preventing or suspending the offering of the Notes, and to the best knowledge of the Depositor and MBFS USA, no such order has been issued and no proceedings for that purpose have been instituted.

(w)       On the date on which the first bona fide offer of the Underwritten Notes was made, and as of the date hereof, the Depositor was not an "ineligible issuer," as defined in Rule 405 of the Rules and Regulations.

(x)        The Class A-1 Notes are "eligible securities" within the meaning of Rule 2a-7 under the Investment Company Act.

(y)        The Depositor has complied with Rule 193 of the Securities Act in connection with the offering of the Notes.

(z)        MBFS USA and the Depositor have not engaged, or caused any other Person to engage, any third-party to provide "due diligence services" as defined under Rule 17g-10(d)(1) of the Exchange Act ("Due Diligence Services") in connection with the offering of the Notes other than KPMG LLP ("KPMG"), who performed certain agreed upon procedures in respect of the leases and related leased vehicles backing the 2019-A Exchange Note, and delivered to MBFS USA and the Underwriters a signed report on the findings and conclusions of such agreed upon procedures addressed to MBFS USA and the Underwriters (the "KPMG Due Diligence Report") on or prior to January 11, 2019.  Neither MBFS USA nor the Depositor has received a "third party due diligence report" (as defined in paragraph (d) of Rule 15Ga-2) in connection with the offering of the Notes other than the KPMG Due Diligence Report.  The Depositor filed a Form ABS-15G, signed by a senior officer of the Depositor in charge of securitization, with the Commission containing the findings and conclusions of the KPMG Due Diligence Report and otherwise conforming to the requirements of Rule 15Ga-2 under the Exchange Act (the "Form ABS-15G Report"), on January 14, 2019, and provided the Representatives with evidence of such filing.  KPMG consented to the attachment of the KPMG Due Diligence Report to the Form ABS-15G Report.  The Form ABS-15G Report does not contain any names, addresses, other personal identifiers or zip codes with respect to any individuals, or any other personally identifiable or other information that would be associated with an individual, including without limitation any "nonpublic personal information" within the meaning of Title V of the Gramm-Leach-Bliley Financial Services Modernization Act of 1999.

(aa)       KPMG provided a Form ABS Due Diligence-15E in respect of the Due Diligence Services performed by it in connection with the offering of the Notes (the "Form ABS-15E Certification") to MBFS USA on January 14, 2019, and MBFS USA posted, or caused to be posted, the Form ABS-15E Certification to the website established by MBFS USA for purposes of compliance with Rule 17g-5 as required by Rule 17g-5(a)(3)(iii)(A) through (E) and promptly delivered the Form ABS-15E Certification to each nationally recognized statistical rating organization that has provided the written request for the Form ABS-15E Certification contemplated by Rule 17g‑10(c)(1) or (2) under the Exchange Act as required by Rule 17g‑10(c).

(bb)      MBFS USA has complied, as of the 2019-A Closing Date will comply, and is the appropriate entity to comply, with all requirements imposed on the "sponsor of a securitization transaction" in accordance with the final rules contained in Regulation RR, 17 C.F.R. §246.1, et seq. (the "Credit Risk Retention Rules"), implementing the credit risk retention requirements of Section 15G of the Exchange Act, in each case directly or (to the extent permitted by the Credit Risk Retention Rules) through one or more majority-owned affiliates (as defined in the Credit Risk Retention Rules) in the manner described in the Preliminary Prospectus under the heading "Credit Risk Retention."  MBFS USA has determined the fair value of the "eligible horizontal residual interest" based on its own valuation methodology, inputs and assumptions and is solely responsible therefor.

3.        Purchase, Sale, and Delivery of the Underwritten Notes.  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Depositor agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Depositor, (a) at a purchase price of 99.93500% of the principal amount thereof, the respective principal amount of the Class A-1 Notes set forth opposite the name of such Underwriter in Schedule I hereto, (b) at a purchase price of 99.83920% of the principal amount thereof, the respective principal amount of the Class A-2 Notes set forth opposite the name of such Underwriter in Schedule I hereto, (c) at a purchase price of 99.78707% of the principal amount thereof, the respective principal amount of the Class A-3 Notes set forth opposite the name of such Underwriter in Schedule I hereto and (d) at a purchase price of 99.73938% of the principal amount thereof, the respective principal amount of the Class A-4 Notes set forth opposite the name of such Underwriter in Schedule I hereto.  Delivery of and payment for the Underwritten Notes shall be made at the office of Sidley & Austin LLP, 787 Seventh Avenue, New York, New York 10019.  Delivery of the Underwritten Notes shall be made against payment of the purchase price in immediately available funds drawn to the order of the Depositor.  The Underwritten Notes to be so delivered will be initially represented by one or more Notes registered in the name of "Cede & Co.," the nominee of The Depository Trust Company ("DTC").  The interests of beneficial owners of the Underwritten Notes will be represented by book entries on the records of DTC and participating members thereof.  Definitive Notes will be available only under limited circumstances set forth in the Indenture.

4.          Offering by Underwriters.  It is understood that the Underwriters propose to offer the Underwritten Notes for sale to the public (which may include selected dealers) as set forth in the Time of Sale Information and the Prospectus.

(a)         Each Underwriter, severally and not jointly, represents, warrants and agrees with the Depositor and the Sponsor that if any Underwritten Notes are offered in the United Kingdom:

(i)            it has only communicated or caused to be communicated and it will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of any of the Underwritten Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuing Entity or the Depositor; and

(ii)           it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Underwritten Notes in, from or otherwise involving the United Kingdom.

(b)        Each Underwriter, severally and not jointly, represents and warrants to and agrees with the Depositor and the Sponsor (as defined in Section 5(a) below) that it has not made and will not make an offer to sell or otherwise make available, any Underwritten Notes which are the subject of the offering contemplated by the Prospectus and any accompanying free writing prospectus to any retail investor in the European Economic Area.  For the purposes of this Section 4(b):

(i)            the expression "retail investor" means a person who is one (or more) of the following:

i.          a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"); or

ii.         a customer within the meaning of Directive (EU) 2016/97 (known as the Insurance Distribution Directive, as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

iii.        not a qualified investor as defined in Directive 2003/71/EC (known as the Prospectus Directive); and

(ii)           the expression "offer" includes the communication in any form and by any means of sufficient information on the terms of the offer and the Underwritten Notes to be offered so as to enable an investor to decide to purchase or subscribe to the Underwritten Notes.

5.          17-g-5 Representations, Warranties and Covenants.

(a)        MBFS USA, in its capacity as sponsor (the "Sponsor") represents and warrants to, and agrees with, the Underwriters that the Sponsor or the Depositor has provided a written representation (the "17g-5 Representation") to each nationally recognized statistical rating organization requested by the Sponsor or the Depositor to provide a rating on the Notes (each, a "Hired NRSRO"), which satisfies the requirements of paragraph (a)(3)(iii) of Rule 17g-5 of the Exchange Act.  Each of the Sponsor and the Depositor has complied and will comply with the 17g-5 Representation other than any breach of the 17g-5 Representation (i) that would not have a material adverse effect on the Notes or (ii) arising from a breach by the Underwriter of the representation, warranty and covenant set forth in Section 5(b).

(b)        Each Underwriter severally represents, warrants and agrees with the Depositor and the Sponsor that:

(i)            on and prior to the date of this Agreement, it has not delivered (or caused any person other than the Sponsor or any of its affiliates to deliver) any written Rating Agency Information to any nationally recognized statistical rating organization (each, an "NRSRO") other than with the consent of the Sponsor;

(ii)          on and after the date of this Agreement, it will not deliver (and will not cause any person other than the Sponsor or any of its affiliates to deliver) any written Rating Agency Information to any NRSRO other than with the consent of the Sponsor; and

(iii)          it has not communicated any Rating Agency Information orally to any NRSRO except in circumstances where an authorized representative of the Sponsor participated in such oral communications; provided, however, that if an Underwriter receives an oral communication from any NRSRO, such Underwriter is authorized to inform such NRSRO that it will respond to the oral communication with a designated representative from the Sponsor or will refer such NRSRO to the Sponsor who will respond to the oral communication.

For purposes of this Section 5(b), "Rating Agency Information" shall mean any information provided to a Hired NRSRO for the purpose of (a) determining the initial credit rating for the Notes, including information about the characteristics of the leases and leased vehicles and the legal structure of the Notes, and (b) undertaking credit rating surveillance on the Notes, including information about the characteristics and performance of the leases and leased vehicles.

6.          Covenants of the Depositor and MBFS USA.  The Depositor and MBFS USA, as applicable, each covenants and agrees with each of the Underwriters as set forth below.  For purposes of this Section, the Depositor and MBFS USA shall jointly make each of the covenants set forth below in clauses (b), (c), (f), (g), (i) and (j) and the entity specified in the covenant below shall make the covenants set forth in all of the other clauses below.

(a)        The Depositor will prepare a Prospectus setting forth the terms of the Notes not specified in the Preliminary Prospectus, including the price at which the Underwritten Notes are to be purchased by the Underwriters, the initial public offering price, the selling concessions and allowances, and such other information as the Depositor deems appropriate and shall furnish a copy to the Representatives in accordance with Section 6(b) of this Agreement.  The Depositor has transmitted the Preliminary Prospectus and will transmit the Prospectus to the Commission pursuant to Rule 424(h) and Rule 424(b), respectively, by a means reasonably calculated to result in filing that complies with all applicable provisions of Rule 424(h) and Rule 424(b), respectively.  The Depositor has promptly advised the Representatives of such filing pursuant to Rule 424(h) and will advise the Representatives promptly of any such filing pursuant to Rule 424(b).  The Depositor will transmit each of the Pricing Free Writing Prospectus and the Ratings Free Writing Prospectus to the Commission pursuant to Rule 433 by a means reasonably calculated to result in a filing that complies with all applicable provisions of Rule 433.  The Depositor will advise the Representatives promptly of any such filings.

(b)        At any time when a prospectus relating to the Notes is required to be delivered under the Securities Act (including delivery as contemplated by Rule 172 under the Securities Act), the Depositor and MBFS USA will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or the Prospectus, and will not effect such amendment or supplement without the Representatives’ consent, which consent will not unreasonably be withheld.  Subject to the foregoing sentence, if filing of a supplement to the Prospectus is otherwise required under Rule 424(b), the Depositor will file the supplement to the Prospectus properly completed with the Commission pursuant to and in accordance with the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing.  The Depositor and MBFS USA will also advise the Representatives promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information and the Depositor and MBFS USA will also advise the Representatives promptly of any amendment or supplement to the Registration Statement or the Prospectus and of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that purpose or pursuant to Section 8A of the Securities Act, and each of the Depositor and MBFS USA will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting of any issued stop order.

(c)       If, at any time when a prospectus relating to the Notes is required to be delivered under the Securities Act (including delivery as contemplated by Rule 172 under the Securities Act), any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any such time to amend the Registration Statement or the Prospectus to comply with the Securities Act or the Exchange Act or the respective rules and regulations thereunder, the Depositor and MBFS USA promptly will notify the Representatives and the Depositor will promptly prepare and file, or cause to be prepared and filed, with the Commission, subject to paragraph (b) of this Section 6, an amendment or supplement that will correct such statement or omission, or effect such compliance.  Neither the Representatives’ consent to, nor the Underwriters’ distribution of, any amendment or supplement to the Time of Sale Information or the Prospectus shall operate as a waiver or limitation on any right of any Underwriter hereunder.

(d)        The Depositor will furnish to the Underwriters copies of the Registration Statement (one of which will be signed and will include all exhibits), the Time of Sale Information, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters reasonably request.

(e)        The Depositor will assist the Representatives in arranging for the qualification of the Underwritten Notes for sale and determination of their eligibility for investment under the laws of such jurisdictions in the United States, or as necessary to qualify for Euroclear Bank S.A./N.V. or Clearstream Banking, société anonyme, as the Representatives designate and will continue to assist the Representatives in maintaining such qualifications in effect so long as required for the distribution; provided, however, that no Mercedes Party shall be required to qualify to do business in any jurisdiction where it is now not qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction in which it is now not subject to service of process.

(f)        The Depositor and MBFS USA will (i) furnish or make available to the Underwriters or their counsel such additional documents and information regarding any Mercedes Party and their respective affairs as the Underwriters may from time to time reasonably request prior to the 2019-A Closing Date, including any and all documentation reasonably requested in connection with its due diligence efforts regarding information in the Time of Sale Information and the Prospectus and in order to evidence the accuracy or completeness of any of the representations and warranties or the satisfaction of the conditions contained in this Agreement and (ii) provide the Underwriters or their advisors, or both, prior to acceptance of its subscription, the opportunity to ask questions of, and receive answers with respect to such matters.

(g)        So long as any of the Underwritten Notes are outstanding, or until such time as the Representatives shall advise the Depositor and MBFS USA that the Underwriters have ceased to maintain a secondary market in the Underwritten Notes, whichever occurs first, the Depositor and MBFS USA will furnish to the Representatives upon request to the extent not otherwise available from any publicly available source (i) all documents distributed to Noteholders or filed with the Commission pursuant to the Exchange Act or any order of the Commission thereunder, (ii) the annual statement of compliance, the Servicer’s report on its assessment of compliance with the minimum servicing criteria and the related attestation report delivered pursuant to the Basic Servicing Agreement and the 2019-A Servicing Supplement, (iii) each certificate and the annual statements of compliance delivered to the Indenture Trustee pursuant to the Indenture, (iv) each material amendment to any 2019-A Basic Document, (v) each monthly investor report for the Issuing Entity and (vi) all opinions, certificates and other documents or information with respect to the perfection and priority of interests in the 2019-A Exchange Note delivered by it to the Owner Trustee and the Indenture Trustee.

(h)        On or before the 2019-A Closing Date, the Depositor shall cause the computer records of the Titling Trust and the Servicer relating to the Titling Trust Assets to be marked to show the allocation of the applicable Titling Trust Assets to the 2019-A Reference Pool, and from and after the 2019-A Closing Date neither the Depositor nor the Servicer shall take any action inconsistent with the Issuing Entity’s ownership of the 2019-A Exchange Note, other than as permitted by the Basic Servicing Agreement and the 2019-A Servicing Supplement.

(i)         To the extent, if any, that the rating provided with respect to the Notes by any Hired NRSRO is conditional upon the furnishing of documents or the taking of any other actions by any Mercedes Party, either of the Depositor or MBFS USA shall cause such party to furnish such documents and take any such other actions.

(j)         For the period beginning on the date of this Agreement and ending 15 days after the 2019-A Closing Date, unless waived by the Underwriters, no Mercedes Party or any of their respective affiliates will offer to sell or sell notes (other than the Notes and any notes that have been privately placed with one or more commercial paper conduits) collateralized by, or certificates (other than the Certificates) evidencing an ownership or beneficial interest in, the Titling Trust Assets.

(k)        The Depositor or MBFS USA shall promptly deliver the Form ABS-15E Certification to each nationally recognized statistical rating organization that has provided the written request for the Form ABS-15E Certification contemplated by Rule 17g‑10(c)(2) under the Exchange Act as required by Rule 17g-10(c).

(l)        The Depositor or MBFS USA shall file with the Commission all documents required to be filed pursuant to the Exchange Act within the time periods specified in the Exchange Act or the rules and regulations promulgated thereunder and all documents and certifications required for the use of a registration statement on Form SF-3 within the time periods required by Form SF-3 or the Securities Act.

(m)       MBFS USA shall comply with all requirements imposed on the "sponsor of a securitization" in accordance with the Credit Risk Retention Rules, including its requirements to (i) retain, either directly or through a "majority-owned affiliate" (as defined in the Credit Risk Retention Rules) of MBFS USA, an economic interest in the credit risk of the securitized assets in accordance with the Credit Risk Retention Rules and shall not, and shall cause any such majority-owned affiliate to not, sell, pledge or hedge such interest except as permitted under the Credit Risk Retention Rules and (ii) satisfy the disclosure requirements set forth in the Credit Risk Retention Rules.

7.          Payment of Expenses.  The Depositor will pay all expenses incident to the transactions contemplated by this Agreement, whether or not the transactions contemplated herein are consummated, including (i) the preparation and filing of the Registration Statement as originally filed and each amendment thereto, (ii) the preparation, printing and distribution of the Time of Sale Information, each other preliminary prospectus, all computational materials, if any, and the Prospectus and each amendment or supplement thereto and delivery of copies thereof to the Underwriters, (iii) the preparation of this Agreement and the 2019-A Basic Documents, (iv) the preparation, issuance and delivery of the Underwritten Notes to the Underwriters, (v) the fees and disbursements of the Mercedes Parties’ counsel, (vi) the fees and disbursements of the Depositor’s independent registered public accounting firm, (vii) the qualification of the Notes under securities laws in accordance with the provisions of Section 6(e) of this Agreement, including the filing fees and fees and disbursements of counsel in connection therewith and in connection with the preparation of any blue sky or legal investment survey and the delivery thereof to any Underwriter, (viii) any fees charged by rating agencies for the rating of the Notes, (ix) the fees and disbursements of the Indenture Trustee and its counsel, if any, and (x) the fees and disbursements of the Owner Trustee and its counsel.

8.          Conditions of the Obligations of the Underwriters.  The obligations of the Underwriters to purchase and pay for the Underwritten Notes will be subject to the accuracy of the representations and warranties on the part of the Depositor and MBFS USA herein, to the accuracy of the certifications of officers of the Mercedes Parties made pursuant to the provisions hereof, to the performance by the Depositor and MBFS USA of their obligations hereunder and to the following additional conditions precedent:

(a)         The Registration Statement shall be effective at the Execution Time, and prior to the 2019-A Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose or pursuant to Section 8A of the Securities Act shall have been instituted or, to the knowledge of the Depositor or the Representatives, shall be contemplated by the Commission.

(b)        Each of the Preliminary Prospectus and the Prospectus and any supplements thereto shall have been filed (if required) with the Commission in accordance with the Rules and Regulations and Section 6(a) hereof.  Each of the Pricing Free Writing Prospectus and the Ratings Free Writing Prospectus shall have been filed with the Commission in accordance with Rule 433 of the Rules and Regulations and neither the Depositor nor MBFS USA has disseminated any other free writing prospectus that is required to be filed with the Commission.

(c)        On or prior to the date of this Agreement and on or prior to the 2019-A Closing Date, the Representatives shall have received a letter or letters, dated as of the date of this Agreement and as of the 2019-A Closing Date, respectively, of an independent registered public accounting firm reasonably acceptable to the Representatives, substantially in the form of the drafts to which the Representatives have previously agreed and otherwise in form and substance satisfactory to the Representatives and their counsel.

(d)        Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of any Mercedes Party which, in the judgment of the Representatives, materially impairs the investment quality of the Notes or makes it impractical or inadvisable to market the Notes; (ii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange, or a material disruption in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe; (iii) any general commercial banking moratorium declared by Federal, Delaware or New York authorities; or (iv) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress, or any other substantial national or international calamity or emergency if, in the reasonable judgment of the Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency on the U.S. financial markets makes it impractical or inadvisable to proceed with the offering, sale of and payment for the Underwritten Notes.

(e)      The Representatives shall have received opinions of Sidley Austin LLP, counsel to the Mercedes Parties and such other counsel acceptable to the Underwriters, relating to general corporate and enforceability, tax, perfection and priority, and true sale/nonconsolidation matters addressed to the Representatives, dated the 2019-A Closing Date and satisfactory in form and substance to the Representatives and their counsel. Such counsel shall also opine as to such other matters as the Underwriters may reasonably request.

(f)        The Representatives shall have received opinions of Richards, Layton & Finger, P.A., counsel to the Mercedes Parties, the Owner Trustee and the Titling Trustee and such other counsel acceptable to the Underwriters, relating to general corporate and enforceability matters addressed to the Representatives, dated the 2019-A Closing Date and satisfactory in form and substance to the Representatives and their counsel.

(g)       The Representatives shall have received an opinion addressed to them by Sidley Austin LLP in its capacity as special tax counsel to the Issuing Entity, dated the 2019-A Closing Date, substantially to the effect that the statements in each of the Preliminary Prospectus and the Prospectus under the headings "Summary of Terms–– Tax Status" (to the extent relating to Federal income tax consequences), and "Material Federal Income Tax Consequences" to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and accurately describe the material income tax consequences to holders of the Notes, and the statements in each of the Preliminary Prospectus and the Prospectus under the heading "Summary of Terms––ERISA Considerations" and "Certain ERISA Considerations," to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and accurately describe the material consequences to holders of the Notes under ERISA.

(h)        The Representatives shall have received an opinion addressed to them of in-house counsel to the Asset Representations Reviewer, dated the 2019-A Closing Date and satisfactory in form and substance to the Representatives and their counsel.

(i)        The Representatives shall have received a negative assurance letter addressed to them of Sidley Austin LLP, counsel to the Mercedes Parties, dated the 2019-A Closing Date, concerning the Time of Sale Information and the Prospectus in form and substance reasonably satisfactory to the Representatives and their counsel.

(j)        The Representatives shall have received a negative assurance letter addressed to them of Katten Muchin Rosenman LLP, counsel to the Underwriters, dated the 2019-A Closing Date, concerning the Time of Sale Information and the Prospectus in form and substance reasonably satisfactory to the Representatives and their counsel.

(k)        The Representatives shall have received an opinion of Chapman & Cutler, LLP, counsel to U.S. Bank National Association, relating to general corporate and enforceability matters addressed to the Representatives, dated the 2019-A Closing Date and satisfactory in form and substance satisfactory to the Representatives and their counsel.

(l)         The Representatives shall have received certificates dated the 2019-A Closing Date of the Chairman of the Board, the President, the Executive Vice President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary, the principal financial officer or the principal accounting officer of each of the Depositor and MBFS USA, in which such officer shall state that, to the best of his/her knowledge after reasonable investigation, (i) the representations and warranties of the Depositor and MBFS USA, respectively, contained in this Agreement are true and correct and the representations and warranties of the Mercedes Parties, respectively, contained in the 2019-A Basic Documents to which it is a party, as applicable, are true and correct in all material respects and that each Mercedes Party, as the case may be, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the 2019-A Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose or pursuant to Section 8A of the Securities Act have been instituted or are contemplated by the Commission, and (ii) other than as described in such certificate, since the Time of Sale, no material adverse change, or development involving a prospective material adverse change, in or affecting particularly the business or properties of any Mercedes Party, as the case may be, has occurred.

(m)       The Representatives shall have received evidence satisfactory to it of the filing of all UCC financing statements necessary to perfect (i) the Collateral Agent’s interest in the Collateral and (ii) the transfer of the interest of MBFS USA in the 2019-A Exchange Note and the proceeds thereof to the Depositor, the transfer of the interest of the Depositor in the 2019-A Exchange Note and the proceeds thereof to the Issuing Entity and the grant of the security interest by the Issuing Entity in the 2019-A Exchange Note and the proceeds thereof to the Indenture Trustee.

(n)        The Representatives shall have received, from each of the Depositor and MBFS USA, a certificate executed by a secretary or assistant secretary thereof to which shall be attached certified copies of (i) the formation documents, (ii) the limited liability company agreement, bylaws or trust agreement, as applicable, (iii) applicable resolutions authorizing the transactions contemplated hereby and by the 2019-A Basic Documents and (iv) the designation of incumbency of each such entity.

(o)        Each class of Notes shall have been rated by each Hired NRSRO as set forth in the Ratings Free Writing Prospectus, and in each case shall not have been placed on any credit watch or review with a negative implication for downgrade.

(p)        On the 2019-A Closing Date, the Certificates shall have been issued by the Issuing Entity and transferred to the Depositor.

9.          Time of Sale Information and Free Writing Prospectus.

(a)        The following terms have the specified meanings for purposes of this Agreement:

(i)          "Free Writing Prospectus" means and includes any information relating to the Underwritten Notes disseminated by the Depositor or any Underwriter that constitutes a "free writing prospectus" within the meaning of Rule 405 under the Securities Act;

(ii)           "Prepricing Information" means information relating to the price, pricing speed, benchmark and status of the Underwritten Notes and the offering thereof;

(iii)         "Issuer Information" means (1) the information contained in any Permitted Underwriter Communication (as defined in clause (e) below) to the extent such information is also included in the Preliminary Prospectus (other than Underwriter Information) or the Ratings Free Writing Prospectus, (2) information in the Preliminary Prospectus, other than any Prepricing Information, that is used to calculate or create any Derived Information (as defined below) and (3) any computer tape in respect of the Notes or the leases and related leased assets allocated to the 2019-A Reference Pool furnished by the Depositor to any Underwriter (a "Computer Tape");

(iv)          "Derived Information" means such written information regarding the Notes as is disseminated by any Underwriter to a potential investor, which information is not any of (A) Issuer Information, (B) Prepricing Information or (C) contained in the Registration Statement, the Preliminary Prospectus, the Ratings Free Writing Prospectus or the Prospectus or any amendment or supplement to any of them, taking into account information incorporated therein by reference (other than information incorporated by reference from any information regarding the Notes that is disseminated by any Underwriter to a potential investor); and

(v)            "Road Show Materials" means any written communications constituting a bona fide electronic road show within the meaning of Rule 433(h)(5) under the Securities Act, whether or not required to be filed with the Commission.

(b)        Neither the Depositor nor MBFS USA will disseminate to any potential investor any information relating to the Notes that constitutes a "written communication" within the meaning of Rule 405 under the Securities Act, other than (i) the Time of Sale Information, (ii) the Prospectus or (iii) any Road Show Materials approved by the Representatives, unless the Depositor has obtained the prior written consent of the Representatives.

(c)        Unless otherwise agreed to in writing by each party hereto, none of the Depositor, MBFS USA or any Underwriter shall disseminate or file with the Commission any information relating to the Notes in reliance on Rule 167 or 426 under the Securities Act, nor shall the Depositor, MBFS USA or any Underwriter disseminate any Permitted Underwriter Communication "in a manner reasonably designed to lead to its broad unrestricted dissemination" within the meaning of Rule 433(d) under the Securities Act.

(d)        Each Underwriter, the Depositor and MBFS USA represent that each Free Writing Prospectus distributed by it shall bear the following legend, or a substantially similar legend that complies with Rule 433(c)(2)(i) under the Securities Act:

Daimler Trust Leasing LLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents Daimler Trust Leasing LLC has filed with the SEC for more complete information about the issuer, Daimler Trust Leasing LLC and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, Daimler Trust Leasing LLC, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-833-240-3184.

(e)         Each Underwriter, severally and not jointly, represents, warrants, covenants and agrees with the Depositor:

(i)            Other than the Preliminary Prospectus, the Ratings Free Writing Prospectus, the Road Show Materials, the Pricing Free Writing Prospectus and the Prospectus, it has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any "written communication" (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Underwritten Notes, including but not limited to any "ABS informational and computational materials" as defined in Item 1101(a) of Regulation AB under the Securities Act; provided, however, that (i) each Underwriter may prepare and convey one or more "written communications" (as defined in Rule 405 under the Securities Act) containing no more than, and the Underwriter conveying such information represents that such written communication contains no more than, the following:  (1) the information in the Ratings Free Writing Prospectus, the Pricing Free Writing Prospectus or approved in writing by the Depositor, (2) information relating to the class, size, rating, CUSIPS, coupon, yield, spread, closing date, legal maturity, weighted average life, expected final payment date, trade date and payment window of one or more classes of Notes, (3) the servicer clean up call, (4) the eligibility of the Notes to be purchased by ERISA plans, (5) Prepricing Information, (6) a column or other entry showing the status of the subscriptions for the Underwritten Notes (both for the issuance as a whole and for each Underwriter’s retention) and/or expected pricing parameters of the Underwritten Notes and (7) Intex .cdi files that do not contain any Issuer Information other than the Issuer Information included in the Preliminary Prospectus previously filed with the Commission or information derived from any such Issuer Information (each such written communication, a "Permitted Underwriter Communication"); and (ii) each Underwriter will be permitted to provide confirmations of sale; provided, however, that no Underwriter has or may distribute any information described in subclauses (1) through (7) above that would be "issuer information" as defined in Rule 433 under the Securities Act other than (A) information that has already been filed with the Commission, (B) preliminary terms of the Notes not required to be filed with the Commission and (C) information relating to the final terms of the Notes required to be filed with the Commission within two days of the later of the date such final terms have been established for all classes of the Notes and the date of first use of such information pursuant to Rule 433(d)(5)(ii) under the Securities Act.

(ii)           In disseminating information to prospective investors, it has complied and will continue to comply fully with the Rules and Regulations, including but not limited to Rules 164 and 433 under the Securities Act and the requirements thereunder for retention of Free Writing Prospectuses, including retaining any Free Writing Prospectuses it has used but which are not required to be filed for the required period.

(iii)         Prior to entering into any Contract of Sale with a prospective investor, the applicable Underwriter shall convey the Time of Sale Information to the prospective investor.  Each Underwriter shall maintain sufficient records to document its conveyance of the Time of Sale Information to the potential investor prior to the formation of the related Contract of Sale and shall maintain such records as required by the Rules and Regulations.

(f)         Each Underwriter shall deliver to the Depositor, not less than one business day prior to the required date of filing thereof, all information included in a Permitted Underwriter Communication relating to the final terms of the Underwritten Notes required to be filed with the Commission pursuant to Rule 433(d)(5)(ii) under the Securities Act.

(g)       Each Underwriter, severally and not jointly, represents and warrants to, and agrees with, MBFS USA and the Depositor that it has not engaged, and will not engage, any third party to provide Due Diligence Services in connection with the offering of the Underwritten Notes other than KPMG to provide the KPMG Due Diligence Report.  No Underwriter has received a "third party due diligence report" (as defined in paragraph (d) of Rule 15Ga-2) in connection with the offering of the Notes other than the KPMG Due Diligence Report.

(h)        The Depositor shall file with the Commission all information required to be filed that is delivered to it pursuant to Section 8(f) not later than two days after the later of the date such final terms have been established for all classes of the Notes and the date of first use of such information pursuant to Rule 433(d)(5)(ii) under the Securities Act; provided, however, that the Depositor shall have no liability for any such failure resulting from the failure of any Underwriter to provide such information to the Depositor in accordance with Section 9(f).

(i)         Each Underwriter shall comply, in all material respects, with all applicable laws and regulations applicable to it in connection with the transactions contemplated hereby.

10.       Termination.  Subject to Section 14, this Agreement shall be subject to termination in the sole discretion of the Representatives by notice to the Depositor and MBFS USA given on or prior to the 2019-A Closing Date in the event that either the Depositor or MBFS USA shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the 2019-A Closing Date any of the events described in Section 8(d) shall have occurred.

11.        Indemnification and Contribution.

(a)        The Depositor and MBFS USA will, jointly and severally, indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which such Underwriter or other indemnified person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained or incorporated in the Registration Statement, the Form ABS-15G Report, the Time of Sale Information, the Road Show Materials or the Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state in the Registration Statement, the Form ABS-15G Report, the Time of Sale Information, the Road Show Materials or the Prospectus or any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, (i) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Information or (ii) any untrue statement or alleged untrue statement of a material fact contained in a Permitted Underwriter Communication or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this subsection (ii) shall not apply to untrue statements, alleged untrue statements, omissions and alleged omissions contained in a Permitted Underwriter Communication that result from or are based upon errors or omissions in the Issuer Information, and will reimburse, as incurred, each such indemnified party for any legal or other costs or expenses reasonably incurred by it in connection with investigating, preparing, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action.  The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(b)        Each Underwriter, severally and not jointly, will indemnify and hold harmless each of the Depositor and MBFS USA, each of its directors, officers and employees and each person, if any, who controls the Depositor or MBFS USA within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Depositor, MBFS USA or any such director, officer, employee or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained or incorporated in the Registration Statement (or any amendment thereto), the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) or (ii) the omission or alleged omission to state in the Registration Statement (or any amendment thereto), the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with (x) such Underwriter’s Underwriter Information or (y) any Derived Information of such Underwriter; provided, however, that this subsection (y) shall not apply if such Derived Information resulted from or was based upon an error or omission in (A) the Registration Statement, the Time of Sale Information, the Prospectus or any Road Show Materials (unless such error or omission is in such Underwriter’s Underwriter Information) or (B) a Computer Tape and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by the Depositor, MBFS USA or any such director, officer, employee or controlling person in connection with investigating, preparing, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or any action in respect thereof.  The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(c)        If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnification may be sought (the "Indemnifying Person") in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 11 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 11.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to Section 11 that the Indemnifying Party may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred.  Any such separate firm for any Underwriter, its affiliates, directors, officers and employees and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Depositor and MBFS USA, its directors, its officers, its employees who signed the Registration Statement and any control persons of the Depositor or MBFS USA shall be designated in writing by the Depositor or MBFS USA.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)        If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Depositor or MBFS USA on the one hand and the Underwriters on the other from the offering of the Underwritten Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Depositor or MBFS USA on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Depositor or MBFS USA on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Depositor or MBFS USA from the sale of the Underwritten Notes and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Underwritten Notes.  The relative fault of the Depositor or MBFS USA on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor or MBFS USA or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)        The Depositor, MBFS USA and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 11, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Underwritten Notes exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 11 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)         The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

12.        Defaults of Underwriters.  If any Underwriter or Underwriters default on their obligations to purchase the Underwritten Notes hereunder on the 2019-A Closing Date and the aggregate principal amount of the Underwritten Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Underwritten Notes, the Representatives may make arrangements satisfactory to the Representatives and the Depositor for the purchase of such Notes by other persons, including any of the Underwriters, but if no such arrangements are made by the 2019-A Closing Date, the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Underwritten Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase.  If an Underwriter or Underwriters so default and the aggregate principal amount of the Underwritten Notes with respect to such default or defaults exceeds 10% of the total principal amount of the Underwritten Notes and arrangements satisfactory to the Representatives and the Depositor for the purchase of such Underwritten Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter, MBFS USA or the Depositor, except as provided in Section 14 of this Agreement.  As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section 12.  Nothing herein will relieve a defaulting Underwriter from liability for its default.

13.        No Bankruptcy Petition.  Each Underwriter and MBFS USA each covenants and agrees that, prior to the date which is one year and one day after the payment in full of all securities issued by the Depositor or by a trust for which the Depositor was the depositor which securities were rated by any NRSRO, it will not institute against, or join any other person in instituting against, the Depositor or the Issuing Entity any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any Federal or state bankruptcy or similar law.

14.       Survival of Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Depositor or MBFS USA or any of their officers and each of the Underwriters set forth in or made pursuant to this Agreement or contained in certificates of officers of the Depositor or MBFS USA submitted pursuant hereto shall survive delivery of and payment for the Underwritten Notes and shall remain operative and in full force and effect, regardless of any investigation or statement as to the results thereof made by or on behalf of any Underwriter or of the Depositor or MBFS USA or any of their respective representatives, officers or directors or any controlling person.  If for any reason the purchase of the Underwritten Notes by the Underwriters is not consummated, the Depositor shall remain responsible for the expenses to be paid or reimbursed by the Depositor pursuant to Section 7 of this Agreement and the respective obligations of the Depositor, MBFS USA and the Underwriters pursuant to Section 11 of this Agreement shall remain in effect.  In addition, if the Underwriters decline to purchase the Underwritten Notes due to the failure of the satisfaction of any of the conditions precedent set forth in Section 8, the Depositor will reimburse any Underwriter, upon demand, for all reasonable out-of-pocket expenses reasonably incurred by it in connection with the offering of the Underwritten Notes (including the fees and disbursements of counsel to the Underwriters).

15.        Notices.  All communications hereunder will be in writing and if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to SMBC Nikko Securities America, Inc., 277 Park Avenue, New York, New York 10172, Attention:  Debt Capital Markets, Tel: (212) 224-5300; Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, 11th Floor New York, New York 10036, Attention: Ben Merrill, Tel: (646) 855-2031, Email: benjamin.merrill@baml.com; TD Securities (USA) LLC, 31 West 52nd Street, 2nd Floor New York, New York 10019, Attention: Head of US ABS Origination, Email: TDUSA-ABSOrigination@tdsecurities.com; if sent to the Depositor, will be mailed, delivered or telegraphed, and confirmed to it at Daimler Trust Leasing LLC, 36455 Corporate Drive, 3 East, Farmington Hills, Michigan 48331, Attention:  Christopher F. Trainor, facsimile:  (248) 991-6459; if sent to MBFS USA, will be mailed, delivered or telegraphed, and confirmed to it at Mercedes-Benz Financial Services USA LLC, 36455 Corporate Drive, OGC 4W, Farmington Hills, Michigan 48331, Attention:  Steven C. Poling, facsimile:  (817) 224-3587.  Any such notice will take effect at the time of receipt.

16.       Definition of Terms; Underwriter Information.  For purposes of this Agreement, (a) the term "business day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act.  The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Underwriter Information consists solely of the following information in the Preliminary Prospectus and the Prospectus: the second sentence of the second paragraph, the second and third sentences of the third paragraph (including the table containing "Selling Concessions" and "Reallowance") and the second sentence of the fourth paragraph under the heading "Underwriting".

17.       Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 11 of this Agreement, and no other person will have any right or obligations hereunder.  No purchaser of Underwritten Notes from any Underwriter shall be deemed to be a successor of such Underwriter merely because of such purchase.

18.        Representation.  The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives will be binding upon all of the Underwriters.

19.        Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

20.        Applicable Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement will be governed by, and construed in accordance with, the laws of the State of New York.

21.       Arm’s Length Transaction.  The Depositor and MBFS USA acknowledge and agree that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Depositor and MBFS USA with respect to the offering of the Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Depositor, MBFS USA or any other person.  Additionally, neither the Representatives nor any other Underwriter is advising the Depositor, MBFS USA or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Depositor and MBFS USA shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and no Underwriter shall have any responsibility or liability to the Depositor or MBFS USA with respect thereto.  Any review by the Underwriters of the Depositor, MBFS USA, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Depositor or MBFS USA.

22.       Waiver of Jury Trial.  EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

23.          Submission to Jurisdiction.  The parties submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York, New York for purposes of all legal proceedings arising out of or relating to this Agreement.  The parties irrevocably waive, to the fullest extent they may do so, any objection that they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

24.        Recognition of the U.S. Special Resolution Regimes.

(a)       In the event that any Underwriter that is a Covered Entity (as described below) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)        In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as described below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as described below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 24, a "BHC Act Affiliate" has the meaning assigned to the term "affiliate" in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). "Covered Entity" means any of the following: (i) a "covered entity" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a "covered bank" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a "covered FSI" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). "Default Right" has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. "U.S. Special Resolution Regime" means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Depositor, MBFS USA and the several Underwriters in accordance with the terms of this Agreement.

Very truly yours,

DAIMLER TRUST LEASING LLC

By:	/s/ Christopher F. Trainor
	Name:	Christopher F. Trainor
	Title:	Vice President

By:	/s/ Brian T. Stevens
	Name:	Brian T. Stevens
	Title:	Vice President

MERCEDES-BENZ FINANCIAL SERVICES USA LLC

By:	/s/ Christopher F. Trainor
	Name:	Christopher F. Trainor
	Title:	Vice President

By:	/s/ Brian T. Stevens
	Name:	Brian T. Stevens
	Title:	Vice President

The foregoing Underwriting
Agreement is hereby confirmed
and accepted as of the date first written above
by the undersigned acting on their own behalf
and acting as Representatives of the several
Underwriters.

SMBC NIKKO SECURITIES AMERICA, INC.

By:	/s/ Yoshihiro Satake
Name: Yoshihiro Satake
Title: Managing Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Lauren Burke Kohr
Name: Lauren Burke Kohr
Title: Director ABS Banking & Finance

TD SECURITIES (USA) LLC

By:	/s/ Adam Parkin
Name: Adam Parkin
Title: Director

SCHEDULE I

Underwriters	Principal Amount of Class A-1 Notes	Principal Amount of Class A-2 Notes	Principal Amount of Class A-3 Notes	Principal Amount of Class A-4 Notes
SMBC Nikko Securities America, Inc.	$132,500,000	$239,500,000	$239,500,000	$47,056,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$53,000,000	$95,800,000	$95,800,000	$18,822,000
TD Securities (USA) LLC	$53,000,000	$95,800,000	$95,800,000	$18,822,000
HSBC Securities (USA) Inc.	$13,250,000	$23,950,000	$23,950,000	$4,705,000
Lloyds Securities Inc.	$13,250,000	$23,950,000	$23,950,000	$4,705,000
Total	$265,000,000	$479,000,000	$479,000,000	$94,110,000

Sch-1

ANNEX A

Pricing Free Writing Prospectus

To be filed with the Securities and Exchange Commission on January 24, 2019.

Annex-A